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                                                                EXHIBIT 99.1


                                  PROXY          PLEASE MARK VOTE /X/ OR / /


PANHANDLE EASTERN CORPORATION
P.O. Box 1642, Houston, Texas 77251-1642


       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
          THE SPECIAL MEETING OF STOCKHOLDERS ON DECEMBER 15, 1994.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 BELOW.

         As evidenced by the signature(s) on the reverse side hereof, the undersigned hereby appoints James B. Hipple, Carl B. King and Robert
      W. Reed, and any one of them, as Proxies, each with full power of substitution, to represent and vote all shares of the Common Stock of Panhandle Eastern Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the Sheraton Grand Hotel, 2525 West Loop South, Houston, Texas, on December 15, 1994, at 10:00 A.M., and at any adjournments thereof, with all power the undersigned would possess if personally present. This card also provides voting instructions for shares, if any, held in the Company's Dividend Reinvestment and Stock Purchase Plan and, if applicable, shares held in the various employee benefit plans.

      ITEM 1-- APPROVAL OF THE ISSUANCE AND RESERVATION FOR ISSUANCE BY PANHANDLE EASTERN CORPORATION OF SHARES OF ITS COMMON STOCK PURSUANT TO THE AGREEMENT AND PLAN OF MERGER AMONG PANHANDLE EASTERN CORPORATION, PANHANDLE ACQUISITION TWO, INC. AND ASSOCIATED NATURAL GAS CORPORATION.

                           FOR        AGAINST      ABSTAIN
                           / /          / /          / /

      ITEM 2--ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE
              MEETING.

                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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                    THIS PROXY WILL BE VOTED AS DIRECTED,
                       OR IF NO DIRECTION IS INDICATED,
                         WILL BE VOTED "FOR" ITEM 1.


                                             Dated                  , 1994
                                                   -----------------


                                         -------------------------------------
                                             Signature(s) of Stockholder(s)



                                         -------------------------------------
                                             Signature(s) of Stockholder(s)

                                         When signing as attorney, executor,
                                         administrator, trustee, or guardian,
                                         or in other representative capacities,
                                         please give your full title as such.
                                         A Proxy for shares held in joint
                                         ownership should be signed by EACH
                                         owner. If account is registered in the
                                         name of a corporation, partnership or
                                         other entity, a duly authorized
                                         individual must sign on its behalf
                                         and give title.


       PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE, MARK ANY ADDRESS CORRECTION, DATE, AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.